UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

August 6, 2012

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place

Camden, New Jersey 08103-1799

Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets

On August 6, 2012, Campbell Investment Company (“Campbell Investment”), a Delaware corporation and a wholly-owned subsidiary of Campbell Soup Company (“Campbell”), completed the acquisition of BF Bolthouse Holdco LLC (“Bolthouse”), a Delaware limited liability company, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Campbell Investment, Bolt Acquisition Sub LLC (“Merger Sub”), a newly formed Delaware limited liability company and a wholly-owned subsidiary of Campbell Investment, Campbell, Bolthouse and Madison Dearborn Capital Partners IV, L.P., a Delaware limited partnership, as representative of the holders of the outstanding membership interests of Bolthouse. Campbell Investment acquired 100% of the outstanding membership interests of Bolthouse through the merger of Merger Sub with and into Bolthouse. The aggregate purchase price paid by Campbell was $1.55 billion in cash, subject to customary purchase price adjustments related to the amount of Bolthouse’s cash, debt, working capital, transaction expenses and taxes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to Campbell’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2012.

A copy of the press release issued by Campbell on August 6, 2012 relating to the completion of the acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (the “Report”) no later than October 22, 2012.

(b)	Pro forma financial information

Pro forma financial information will be filed by amendment to this Report no later than October 22, 2012.

(d)	Exhibits

99.1	Release dated August 6, 2012 announcing the completion of the acquisition of BF Bolthouse Holdco LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: August 6, 2012

By:	/s/ B. Craig Owens
B. Craig Owens
Senior Vice President – Chief
Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Release dated August 6, 2012 announcing the completion of the acquisition of BF Bolthouse Holdco LLC.